Exhibit 99.1

Kris Bevill, Public Relations

701.280.5076 (Office) :: 701.306.8561 (Cell)

kris.bevill@alerus.com

FOR IMMEDIATE RELEASE

ALERUS ANNOUNCES INTENT TO ACQUIRE RETIREMENT PLANNING SERVICES, INC.

Acquisition Expands Alerus’ Footprint to Rocky Mountains

GRAND FORKS, N.D. (December 2, 2020) – Alerus Financial Corporation (“Alerus”) (NASDAQ: ALRS), announced today it has entered into a definitive agreement to acquire Retirement Planning Services, Inc. (“RPS”), which does business as RPS Plan Administrators and 24HourFlex. RPS provides retirement and health benefits administration for more than 1,000 plans, 48,000 plan participants, 300 COBRA clients, and 10,000 COBRA members, and brings more than 30 years of experience to Alerus’ robust retirement and health benefits services division. RPS is based in Littleton, Colorado, which expands Alerus’ geographic footprint to the Rocky Mountain region.

Alerus is a leading independent provider of retirement and benefit administration services. This transaction represents the company’s eleventh acquisition in the retirements and benefits vertical since 2003 and builds Alerus’ health benefits scale in a consolidating industry. The transaction is expected to be completed December 18, 2020, and will increase Alerus’ assets under administration/management to approximately $31.5 billion. Terms of the transaction will not be released.

“The acquisition of RPS and 24HourFlex is a strategic investment that allows us to add talent and increase market share in the desirable Rocky Mountain region while further strengthening our growing retirement and benefits division,” said Alerus President and Chief Executive Officer Randy Newman. “Alerus is a scaled consolidator and this expansion is in line with our long-term One Alerus growth strategy to expand our national presence and provide diversified financial services to clients across the nation.”

“Alerus, RPS, and 24HourFlex share complementary business models and core values that focus on client service, industry expertise, and growth, making this a great partnership for both ownership groups,” said Brian Overby, President of Alerus Retirement and Benefits. “In addition to expanding our footprint, we’re also adding valuable products and talented professionals. We believe there are opportunities to expand products and services to the newly acquired clients in addition to current Alerus clients.”

The all-cash transaction is anticipated to be immediately accretive to Alerus’ GAAP earnings per share, adding an estimated $0.08 in 2021 and $0.13 in 2022. Consistent with prior retirement services acquisitions, a substantial portion of the premium paid will be allocated to a customer account intangible and amortized up to 10 years, contributing to a cash-GAAP earnings difference while restoring the tangible equity utilized to complete the acquisition.

Nathan Carlson, president of RPS, and Matt Poppe, principal of RPS, will join Alerus to ensure a seamless transition and guide Alerus’ continued retirement and benefits services growth throughout the region.

“Joining Alerus provides both our employees and clients incredible growth opportunities with a multi-billion-dollar, publicly traded, diversified financial services company,” said Carlson. “We are excited to combine our industry expertise and regional presence with Alerus to position our employees and clients for long-term success. We are stronger together and we look forward to what the future holds.”

About Alerus Financial Corporation
Alerus Financial Corporation is a diversified financial services company headquartered in Grand Forks, N.D. Through our subsidiary, Alerus Financial, National Association, we provide innovative and comprehensive financial solutions to businesses and consumers through four distinct business segments—banking, retirement and benefit services, wealth management, and mortgage. These solutions are delivered through a relationship-oriented primary point of contact along with responsive and client-friendly technology. Alerus Financial banking and wealth management offices are located in Grand Forks and Fargo, N.D., the Minneapolis-St. Paul, Minn. metropolitan area, and Scottsdale and Mesa, Ariz. Alerus Retirement and Benefits plan administration offices are located in St. Paul and Albert Lea, Minn., East Lansing and Troy, Mich., and Bedford, N.H.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described in the “Risk Factors” sections of reports filed by Alerus Financial Corporation with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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